As filed with the Securities and Exchange Commission on March 18, 2005.

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AARON RENTS, INC.

(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-0687630 (I.R.S. Employer Identification Number)

Aaron Rents, Inc.

309 E. Paces Ferry Road, N.E.

Atlanta, Georgia 30305

(404) 231-0011

(Address and Telephone Number of Issuer’s Principal Executive Offices)

2001 Stock Option and Incentive Award Plan

(Full Title of the Plan)

Mr. Gilbert L. Danielson

Aaron Rents, Inc.

309 E. Paces Ferry Road, N.E.

Atlanta, Georgia  30305

(404) 231-0011

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

W. Benjamin Barkley, Esq.

David M. Eaton, Esq.

Kilpatrick Stockton LLP

1100 Peachtree Street, N.E.

Atlanta, Georgia 30309-4530

(404) 815-6500

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, Par Value $0.50 Per Share	1,500,000 shares	N/A	$30,030,000.00	$3,534.53

(1)          Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on $20.02, the average of the high and low prices on the New York Stock Exchange on March 10, 2005.

(2)          Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, reclassifications of stock, corporate transactions or similar transactions.

Aaron Rents, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with an amendment to the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan (the “Plan”) that increases the number of shares of common stock, par value $.50 per share (the “Common Stock”), that may be issued or transferred under the Plan.  The number of shares that may be issued or transferred under the Plan has been increased by 1,500,000 (which reflects both an increase of 1,000,000 shares approved by the shareholders of the Company on April 27, 2004 and a subsequent adjustment to reflect a three-for-two partial stock split effected in the form of a 50% stock dividend distributed on August 16, 2004 to shareholders of record as of August 2, 2004).

The shares of Common Stock previously available for issuance or transfer under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-76026), the contents of which are incorporated herein by reference.  As amended, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 2,850,000 (which reflects the adjustments described in the preceding paragraph and a previous adjustment to reflect a three-for-two partial stock split effected in the form of a 50% stock dividend distributed on August 15, 2003 to shareholders of record as of August 1, 2003).

ITEM 8.                  EXHIBITS

                The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

4(a)

2001 Stock Option and Incentive Award Plan (filed as Exhibit 4(a) to the Registrant’s Registration Statement on Form S-8, file number 333-76026, filed with the Securities and Exchange Commission on December 28, 2001 and incorporated herein by reference)

4(b)	First Amendment to the 2001 Stock Option and Incentive Award Plan

4(c)

Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Securities and Exchange Commission on May 15, 1996 and incorporated herein by reference)

4(d)

Amendment No. 1 dated May 8, 2003 to the Amended and Restated Articles of Incorporation (filed as Exhibit 3(c) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission on March 15, 2004 and incorporated herein by reference)

4(e)

Amended and Restated Bylaws of the Registrant (included as Exhibit 2.2 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 22, 1992 and incorporated herein by reference)

5(a)	Opinion of Counsel to Registrant

23(a)	Consent of Counsel to Registrant (included in Exhibit 5(a))

23(b)	Consent of Ernst & Young LLP

24(a)	Power of Attorney (included with signature page)

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 28, 2005.

AARON RENTS, INC.

By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gilbert L. Danielson and James L. Cates, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2005.

Signature	Position

/s/ R. Charles Loudermilk, Sr.	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors
R. Charles Loudermilk, Sr.

/s/ Robert C. Loudermilk, Jr.	President, Chief Operating Officer and Director
Robert C. Loudermilk, Jr.

/s/ Gilbert L. Danielson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Gilbert L. Danielson

/s/ Robert P. Sinclair, Jr.	Vice President and Corporate Controller (Principal Accounting Officer)
Robert P. Sinclair, Jr.

/s/ Ronald W. Allen	Director
Ronald W. Allen

/s/ Leo Benatar	Director
Leo Benatar

/s/ William K. Butler	President, Aaron Sales and Lease Ownership Division, and Director
William K. Butler

/s/ Earl Dolive	Director
Earl Dolive

/s/ Ingrid Saunders Jones	Director
Ingrid Saunders Jones

/s/ David L. Kolb	Director
David L. Kolb

/s/ Ray M. Robinson	Director
Ray M. Robinson

EXHIBIT INDEX

Exhibit No.	Description

4(b)	First Amendment to the 2001 Stock Option and Incentive Award Plan

5(a)	Opinion of Counsel to Registrant

23(a)	Consent of Counsel to Registration (included in Exhibit 5(a))

23(b)	Consent of Ernst & Young LLP

24(a)	Power of Attorney (included with signature page)